EXHIBIT 2.6

                             SHAREHOLDERS AGREEMENT

      This Shareholders Agreement (this "AGREEMENT") is made and entered into as of November 25, 2003, by and among Advance Display Technologies, Inc., a Colorado corporation (the "COMPANY"), and Schneider, DeGeorge, Jarchow and Colichman (each, a "SHAREHOLDER," and together, the "SHAREHOLDERS").

                                    RECITALS:

      A. The Company and the Shareholders are parties to that certain Stock Purchase Agreement, dated November 25, 2003 (the "PURCHASE AGREEMENT"), whereby, among other transactions, the Company sold and the Shareholders purchased, a total of 60,000,000 shares of the Company's Series D Preferred Stock.

      B. In connection with the Purchase Agreement, the Company and the Shareholders desire to enter this Agreement on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

1.    CERTAIN DEFINITIONS

      As used in this Agreement, the following terms shall have the following respective meanings, which shall be equally applicable to the singular and plural forms thereof, unless the context otherwise requires:

      "CLOSING" means the date of the Closing, as defined in the Purchase Agreement.

      "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

      "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

      "COMMON STOCK" means the Company's common stock, $0.001 par value per share.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934 (or any similar successor federal statute), as amended, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

      "PERSON" means any individual or entity.

      "REGISTRABLE SECURITIES" means the Shareholder Stock and any other Company securities eligible for registration; PROVIDED, HOWEVER, that Registrable Securities shall not include any shares of Shareholder Stock or other securities that have previously been


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registered under the Securities Act or that have otherwise been sold to the public in an open-market transaction under Rule 144.

      The terms "REGISTERS," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement by the Commission or by operation of law.

      "REGISTRATION EXPENSES" means all expenses incurred in effecting any registration pursuant to this Agreement, including without limitation all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration, and the fees and expenses of one counsel for the selling holders of Registrable Securities, but excluding Selling Expenses.

      "RULE 13D-1" means Rule 13d-1 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

      "RULE 144" means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

      "SECURITIES ACT" means the Securities Act of 1933 (or any similar successor federal statute), as amended, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

      "SELLING EXPENSES" means all underwriting fees or discounts and selling commissions applicable to the sale of Registrable Securities.

      "SERIES D PREFERRED" means the Company's Series D Preferred Stock, $0.001 par value per share.

      "SHAREHOLDER STOCK" means (i) shares of Common Stock owned by any Shareholder or any transferee thereof; (ii) shares of Common Stock issued or issuable upon the conversion or exercise of any stock (including, without limitation, the Series D Preferred) warrants, options or other securities of the Company owned by such Shareholder or any transferee thereof; and (iii) any shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) and (ii) above.

      "STOCK" means, with respect to any Shareholder, the shares of capital stock of the Company, including, without limitation, the Common Stock, Series D Preferred and any security, held at any time by such Shareholder, directly or indirectly, convertible or exchangeable for Common Stock of the Company or securities exercisable or convertible or exchangeable for Common Stock.

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2.   REGISTRATION RIGHTS

     2.01 REQUEST FOR REGISTRATION.

          (a) At any time or times commencing one year from the date hereof, any Shareholder or Shareholders holding a at least a majority of all of the Shareholder Stock may demand and require that the Company effect one registration under the Securities Act (a "DEMAND REGISTRATION"). Upon receipt of written notice of such demand, the Company shall promptly give written notice of the proposed registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities specified in such demand, together with all Registrable Securities of any other holder of Registrable Securities joining in such demand as are specified in a written request received by the Company within 20 days after delivery of the Company's notice.

          (b) Notwithstanding the provisions of Section 2.01(a), the Company shall not be obligated to register any securities in response to a Demand Registration unless the aggregate offering value of the Registrable Securities requested to be registered under such Demand Registration equals or exceeds $5,000,000.

     2.02 DEMAND REGISTRATIONS.

          (a) DEFERRAL OF DEMAND REGISTRATION. The Company shall use its reasonable efforts to file a registration statement with respect to each Demand Registration requested pursuant to and in compliance with Section 2.01 as soon as reasonably practicable after receipt of the demand of such Shareholder(s); PROVIDED, HOWEVER, that if in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company because such registration would interfere with a primary registration of securities by the Company or any other material corporate transaction or activity and the Board of Directors concludes, as a result, that it is advisable to defer the filing of such registration statement at such time (as evidenced by an appropriate resolution of the Board of Directors), then the Company shall have the right to defer such filing for the period during which such registration would be seriously detrimental; PROVIDED, HOWEVER, that (i) the Company shall not exercise its right to defer a Demand Registration more than once in any 12-month period, and (ii) if the Company undertakes a primary registration following an exercise of its deferral right, the holders of Registrable Securities shall have "piggyback" rights under Section 2.03 in such primary registration.

          (b) UNDERWRITING. If any Shareholder intends to distribute the Registrable Securities covered by a Demand Registration by means of an underwriting, it shall so advise the Company as a part of its demand made pursuant to Section 2.01 and the Company shall include such information in its written notice to holders of Registrable Securities. The right of any holder of Registrable Securities to participate in an underwritten Demand Registration shall be conditioned upon such holder's participation

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

in such underwriting in accordance with the terms and conditions thereof, and the Company and such holders shall enter into an underwriting agreement in customary form.

          (c) PRIORITIES. Except as otherwise set forth herein, the holders of Registrable Securities shall have priority over any other securities included in a Demand Registration. If other securities are included in any Demand Registration that is not an underwritten offering and is not a shelf or evergreen registration, all Registrable Securities included in such offering shall be sold prior to the sale of any of such other securities. If other securities are included in any Demand Registration that is an underwritten offering, and the managing underwriter for such offering advises the Company that in its opinion the amount of securities to be included exceeds the amount of securities which can be sold in such offering without adversely affecting the marketability thereof, the Company shall include in such registration all Registrable Securities requested to be included therein prior to the inclusion of any other securities. If the number of Registrable Securities requested to be included in such registration exceeds the amount of securities that in the opinion of such underwriter can be sold without adversely affecting the marketability of such offering, such Registrable Securities shall be included pro rata among the holders thereof based on the percentage of the Shareholder Stock held by each such Shareholder.

     2.03 PIGGYBACK REGISTRATIONS.

          (a) REQUEST FOR INCLUSION. If any time after the Initial Public Offering, but not in connection with the Initial Public Offering, the Company shall seek registration of any of its securities for its own account or for the account of other security holders of the Company on any registration form (other than Form S-4 or S-8) which permits the inclusion of Registrable Securities (a "PIGGYBACK REGISTRATION"), the Company shall promptly give each holder of Registrable Securities written notice thereof and, subject to Section 2.03(c), shall include in such registration all the Registrable Securities requested to be included therein pursuant to the written requests of holders of Registrable Securities received within 20 days after delivery of the Company's notice.

          (b) UNDERWRITING. If the Piggyback Registration relates to an underwritten public offering, the Company shall so advise the holders of Registrable Securities as a part of the written notice given pursuant to Section 2.03(a). In such event, the right of any holder of Registrable Securities to participate in such registration shall be conditioned upon such holder's participation in such underwriting in accordance with the terms and conditions thereof. All holders of Registrable Securities proposing to distribute their Registrable Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

          (c) PRIORITIES. If such proposed Piggyback Registration is an underwritten offering and the managing underwriter for such offering advises the Company that the securities requested to be included otherwise therein exceeds the

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

amount of securities that can be sold in such offering, except as otherwise provided in Section 2.01 and in this Section 2.03(c), any securities to be sold by the Company in such offering shall have priority over any Registrable Securities and other holders of securities seeking registration, with the second priority for inclusion in such offering to be offered to the holders of the Shareholder Stock (who, without their consent, shall not have the number of shares of Registrable Securities for which they are seeking registration reduced to less than 50% of the stock requested to be registered by such holders), and third priority to all other holders of securities seeking registration.

     2.04 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with the Demand Registration and Piggyback Registrations shall be borne by the Company. All Selling Expenses relating to Registrable Securities included in any Demand or Piggyback Registration shall be borne by the holders of such securities pro rata on the basis of the number of shares registered for them.

     2.05 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Article 2, the Company shall keep each holder of Registrable Securities advised in writing as to the initiation of such registration and as to the completion thereof. At its expense, the Company shall use its reasonable efforts to:

          (a) cause such registration to be declared effective by the Commission and, in the case of a Demand Registration, maintain such registration effective for a period of 180 days or until the holders of Registrable Securities included therein have completed the distribution described in the registration statement relating thereto, whichever first occurs;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement (including post-effective amendments) as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (c) obtain appropriate qualifications of the securities covered by such registration under state securities or "blue sky" laws in such jurisdictions as may be requested by the holders of Registrable Securities; PROVIDED, HOWEVER, that the Company shall not be required to file a general consent to service of process in any jurisdiction in which it is not otherwise subject to service in order to obtain any such qualification;

          (d) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to a prospectus, as a holder of Registrable Securities from time to time may reasonably request;

          (e) notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue

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statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such holder, prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

          (f) cause all Registrable Securities covered by such registration to be listed on each securities exchange or inter-dealer quotation system on which similar securities issued by the Company are then listed;

          (g) provide a transfer agent and registrar for all Registrable Securities covered by such registration and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

          (h) otherwise comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than 18 months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

          (i) in connection with any underwritten Demand Registration, the Company shall enter into an underwriting agreement reasonably satisfactory to the initiating holders containing customary underwriting provisions, including indemnification and contribution provisions.

     2.06 HOLDER'S OBLIGATIONS. Each holder of Registrable Securities included in a registration statement shall not effect sales thereof after receipt of written notice from the Company pursuant to Section 2.05(e) until the Company notifies the holder otherwise.

     2.07 INDEMNIFICATION.

          (a) The Company shall indemnify each holder of Registrable Securities, each of such holder's officers, directors, partners, agents, employees and representatives, and each Person controlling such holder within the meaning of
Section 15 of the Securities Act, with respect to each registration, qualification or compliance effected pursuant to this Article 2, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material

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fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and shall reimburse each such indemnified Person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such claims, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such holder of Registrable Securities and stated to be specifically for use therein. It is agreed that the indemnity agreement contained this Section 2.07(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

          (b) Each holder of Registrable Securities included in any registration effected pursuant to this Article 2 shall indemnify the Company, each of its directors, officers, agents, employees and representatives, and each Person who controls the Company within the meaning of Section 15 of the Securities Act, each other such holder of Registrable Securities and each of their officers, directors and partners, and each Person controlling such holders, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in strict conformity with and is attributable to the written information furnished to the Company by such holder of Registrable Securities, and such holder of Registrable Securities shall reimburse such indemnified Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent; PROVIDED, HOWEVER, that (x) no holder of such Registrable Securities shall be liable hereunder for any amounts in excess of the net proceeds received by such holder pursuant to such registration, and (y) the obligations of such holder of Registrable Securities hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such holder (which consent has not been unreasonably withheld).

          (c) Each party entitled to indemnification under this Section 2.07 (the "INDEMNIFIED PARTY") shall give written notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting

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therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.07 to the extent such failure is not prejudicial. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include an unconditional release of such Indemnified Party from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          (d) If the indemnification provided for in this Section 2.07 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference, among other things, to whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

     2.08 OTHER OBLIGATIONS. With a view to making available the benefits of certain rules and regulations of the Commission that may effectuate the registration of Registrable Securities or permit the sale of Registrable Securities to the public without registration, the Company agrees:

          (a) to exercise its reasonable efforts to cause the Company to be eligible to utilize Form S-3 (or any similar form) for the registration of Registrable Securities;

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          (b) at such time as any Registrable Securities are eligible for transfer under Rule 144(k), upon the request of the holder of such Registrable Securities, to remove any restrictive legend from the certificates evidencing such securities at no cost to such holder;

          (c) to use its reasonable efforts to make and keep available public information as defined in Rule 144 at all times;

          (d) to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time it is subject to such reporting requirements; and

          (e) to furnish any holder of Registrable Securities upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 after the date hereof, and of the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents as a holder of Registrable Securities may reasonably request in availing itself of any rule or regulation of the Commission (including Rule 144A) allowing a holder of Registrable Securities to sell any such securities without registration.

     2.09 180-DAY LOCKUP. If requested by the Company or a representative of the underwriters of Common Stock (or other securities) of the Company in connection with a registration, each holder of Registrable Securities shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such holder (other than those included in the registration) for a period specified by the representative of the underwriters, not to exceed 180 days following the effective date of such registration, provided that all officers and directors of the Company and holders of at least five percent of the Company's voting securities enter into similar agreements. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said period.

     2.10 TERMINATION OF REGISTRATION RIGHTS. The right of any holder of Registrable Securities to request inclusion of Registrable Securities in any registration pursuant to this Article 2 shall not be applicable at such times as all Registrable Securities beneficially owned by such holder of Registrable Securities may be sold under Rule 144 during any three-month period.

3.   RESTRICTIONS ON TRANSFER OF STOCK

     3.01 TRANSFER OF SHARES. Except as otherwise provided herein, no Shareholder shall pledge, mortgage or otherwise encumber any of its Stock, and no Shareholder shall sell, transfer (directly or indirectly), assign or otherwise dispose of (such sale, transfer, assignment, or other disposal, a "TRANSFER") any interest in any of its Stock except pursuant to the provisions of this Article 3. As used herein, Transfer shall include any transaction, however structured, pursuant to which the legal or beneficial ownership of

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the Stock changes from the Person that has legal or beneficial ownership of the
Stock as of the date hereof.

     3.02 SECURITIES ACT AND EXCHANGE ACT. No Shareholder shall Transfer any Stock in violation of the Securities Act, the Exchange Act or any applicable state "blue sky" laws.

     3.03 SECTION 382 OF THE CODE. The parties acknowledge that to preserve the Company's tax loss carryovers existing immediately prior to Closing in accordance with Section 382 of the Code ("382 BENEFITS"), for a period of three years following the Closing ("RESTRICTED PERIOD"), significant changes in the ownership of the Company's outstanding capital stock may cause the Company to lose some or all of its 382 Benefits. Accordingly, if a Shareholder (the "TRANSFERRING SHAREHOLDER") wishes to Transfer Stock during the Restricted Period, the Transferring Shareholder shall deliver a written notice (a "SALES NOTICE") to the Company. The Sales Notice shall disclose in reasonable detail the identity of the prospective transferee(s) and the proposed number of shares of Stock to be transferred. Upon receipt of any Sales Notice, the Company shall assess how the proposed Transfer would affect the Company's 382 Benefits. Within ten (10) days of receipt of the Sales Notice, the Company shall provide a written notice ("COMPANY NOTICE") to such Transferring Shareholder which shall either (i) permit the Transfer of all of the Stock as proposed in the Sales Notice, (ii) permit the Transfer of a portion of the Stock as proposed in the Sales Notice, or (iii) prohibit the Transfer of any Stock as proposed in the Sales Notice, and in any event, the Company Notice shall contain an explanation of the basis for the Company's determination. If the Company Notice contains a response under clause (i) or (ii) above, such permission shall remain effective for sixty (60) days following delivery of the Company Notice. If the Company Notice contains a response under clause (iii) above, such prohibition shall remain in effect until such Transferring Shareholder receives a Company Notice under clause (i) or (ii).

4.   MISCELLANEOUS

     4.01 GOVERNING LAW.

          (a) This Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado.

          (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the City and County of Denver, Colorado. Each party to this Agreement:

              (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Denver, Colorado (and each appellate court located in the State of Colorado) in connection

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     with any such legal proceeding, including to enforce any settlement, order or award;

              (ii) agrees that each state and federal court located in the City and County of Denver, Colorado shall be deemed to be a convenient forum; and

              (iii) waives and agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the City and County of Denver, Colorado, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

          (c) Each party hereto agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section by the state and federal courts located in the County of Denver, Colorado and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of Colorado or any other jurisdiction.

          (d) Each party to this Agreement hereby knowingly, voluntarily, and intentionally waives the right to a trial by jury in respect of any litigation arising out of, under or in connection with this Agreement, this waiver being a material inducement for each such party to enter into this Agreement.

     4.02 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and the assigns of the parties hereto provided that such assignee is also a transferee of shares of Stock in accordance with the terms and provisions hereof.

     4.03 ENTIRE AGREEMENT; AMENDMENT AND WAIVER.

     This Agreement supersede any other agreement, whether written or oral, that may have been made or entered into by the parties hereto relating to the matters contemplated hereby and constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. In particular, the execution of this Agreement shall terminate all prior shareholders agreements and registration rights agreements, or any similar agreement to the foregoing, among any Shareholder and the Company. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by the written consent of the Company and each Shareholder.

     4.04 NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to

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be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties hereto at the respective addresses set forth below, or as notified by such party from time to time at least 10 days prior to the effectiveness of such notice:

      if to the Company:                  Advance Display Technologies, Inc.
                                          7334 South Alton Way
                                          Building 14, Suite F
                                          Englewood, CO  80112
                                          Attention:  Matthew W. Shankle
                                          Facsimile:  (303) 267-0330

      WITH A COPY TO:                     Davis Graham & Stubbs LLP
                                          1550 Seventeenth Street, Suite 500
                                          Denver, CO  80202
                                          Attention: S. Lee Terry, Jr., Esq.
                                          Facsimile:  (303) 893-1379

      if to a Shareholder, to the
      Shareholder's address set forth on
      the signature page to this Agreement.


     4.05 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any Shareholder under this Agreement shall impair any such right, power or remedy of such Shareholder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Shareholder of any breach or default under this Agreement or any waiver on the part of any Shareholder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Shareholder, shall be cumulative and not alternative.

     4.06 SEVERABILITY. Unless otherwise expressly provided herein, a Shareholder's rights hereunder are several rights, not rights jointly held with any of the other Shareholders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     4.07 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement (or any counterpart hereof) may be delivered by a party by facsimile, which facsimile shall be effectual as of the original counterpart had been delivered.

                                     * * * * *

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

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                 COMPANY:

                                 ADVANCE DISPLAY TECHNOLOGIES, INC.

                                 By:/S/ MATTHEW W. SHANKLE
                                    ------------------------------------
                                 Name: MATTHEW W. SHANKLE
                                      ----------------------------------
                                 Title: PRESIDENT
                                       ---------------------------------


                                  SHAREHOLDERS:

                                 /S/GENE W. SCHNEIDER
                                 ---------------------------------------

                                 Address:
                                         -------------------------------
                                 ---------------------------------------

                                 /S/ LAWRENCE F. DEGEORGE
                                 ---------------------------------------

                                 Address: 140 Intracoastal Pointe Drive
                                          Suite 410
                                          Jupiter, FL  33477

                                 /S/STEPHEN P. JARCHOW
                                 ---------------------------------------

                                 Address:
                                         -------------------------------
                                 ---------------------------------------

                                 /S/PAUL COLICHMAN

                                 Address:
                                         -------------------------------
                                 ---------------------------------------

                                       14